Exhibit 99.2

Issue Date: Jan. 26, 2012

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for first quarter and full year 2012.

Capacity

The Company estimates its first quarter 2012 consolidated domestic available seat miles (“ASMs”) to decrease between 2.7% and 3.7% and consolidated international ASMs to increase between 3.2% and 4.2% year-over-year. The Company estimates first quarter consolidated system ASMs to be between up 0.3% and down 0.7% as compared to the same period in the prior year. For the full year, the Company estimates its consolidated system ASMs to be flat to down 1.0% year-over-year.

Non-Fuel Expense Guidance

The Company expects both first quarter and full year 2012 consolidated cost per ASM (CASM), excluding profit sharing, ancillary business expense, fuel, certain accounting charges and merger-related expenses, to increase 2.5% to 3.5% year-over-year.

In an effort to provide more meaningful disclosure, the Company provides non-fuel CASM guidance excluding ancillary business expenses not associated with the generation of a seat mile (third-party businesses). These ancillary businesses include activities such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions. The Company expects to record approximately $65 million of ancillary business expense in the first quarter and $340 million for the full year. Corresponding ancillary business revenue associated with these activities is recorded in Other Revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $3.27 per gallon for the first quarter and full year based on the forward curve as of Jan. 18, 2012.

Non-Operating Expense

The Company estimates first quarter non-operating expense to be between $200 million and $220 million. For the full year, the Company estimates non-operating expense to be between $770 million and $830 million. Non-operating expense includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the first quarter, the Company expects approximately $410 million of gross capital expenditures and $275 million of net capital expenditures, excluding net purchase deposits of $19 million. For the full year, excluding $70 million of net purchase deposit refunds, the Company expects approximately $2.3 billion of gross capital expenditures and $1.3 billion net capital expenditures.

The Company estimates scheduled debt and capital lease payments for the first quarter to be $0.4 billion. For the full year, the Company estimates scheduled debt and capital leases to be $1.3 billion.

Pension Expense and Contributions

The Company estimates that its non-cash pension expense will be approximately $160 million for 2012. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company made $33 million of cash contributions to its tax-qualified defined benefit pension plans to date in January. The Company’s remaining minimum funding requirement is approximately $145 million for 2012.

Taxes

The Company currently expects to record minimal cash income taxes in 2012.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 1.0 points, mainline international advance booked seat factor is down 3.2 points, mainline Atlantic advance booked seat factor is down 2.8 points, mainline Pacific advance booked seat factor is down 7.6 points and mainline Latin America advance booked seat factor is down 0.4 points. Regional advance booked seat factor is up 0.3 points.

Company Outlook

First Quarter and Full Year 2012 Operational Outlook

	Estimated 1Q 2012			Year-Over-Year % Change Higher/(Lower)			Estimated FY 2012			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	25,407	—	25,672	(4.4%)	—	(3.4%)
Atlantic	11,388	—	11,500	1.2%	—	2.2%
Pacific	9,505	—	9,595	5.3%	—	6.3%
Latin America	5,706	—	5,761	3.2%	—	4.2%
Total Mainline Capacity	52,006	—	52,528	(0.7%)	—	0.3%
Regional[1]	7,755	—	7,835	(0.5%)	—	0.5%
Consolidated Capacity
Domestic	32,892	—	33,233	(3.7%)	—	(2.7%)	139,124	—	140,563	(3.3%)	—	(2.3%)
International	26,869	—	27,130	3.2%	—	4.2%	110,953	—	112,039	2.1%	—	3.1%
Total Consolidated Capacity	59,761	—	60,363	(0.7%)	—	0.3%	250,077	—	252,602	(1.0%)	—	0.0%

Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America
Total Mainline System Traffic	Traffic guidance to be provided at a future date
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Company Outlook

First Quarter and Full Year 2012 Financial Outlook

	Estimated 1Q 2012	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2012	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue
Regional Passenger Unit Revenue	Revenue guidance to be provided at a future date
Consolidated Passenger Unit Revenue
Cargo and Other Revenue ($B)

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Ancillary Business Expense	13.66 — 13.75	9.7% — 10.4%	13.44 — 13.52	6.2% — 6.8%
Regional Unit Cost	19.31 — 19.40	(0.4%) — 0.0%	18.70 — 18.86	(3.8%) — (3.0%)
Consolidated Unit Cost Excluding Profit Sharing & Ancillary Business Expense	14.40 — 14.49	7.9% — 8.5%	14.13 — 14.22	4.3% — 5.0%

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Ancillary Business Expense	8.75 — 8.84	4.5% — 5.5%	8.50 — 8.58	4.5% — 5.5%
Regional Unit Cost Excluding Fuel	11.62 — 11.71	(7.1%) — (6.4%)	11.26 — 11.42	(6.7%) — (5.4%)
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Ancillary Business Expense	9.12 — 9.21	2.5% — 3.5%	8.86 — 8.95	2.5% — 3.5%

Ancillary Business Expense ($M)	$65		$340

Select Expense Measures ($M)
Aircraft Rent	$250		$1,020
Depreciation and Amortization	$390		$1,560

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	790		3,320
Regional Fuel Consumption (Million Gallons)	180		730
Consolidated Fuel Consumption (Million Gallons)	970		4,050
Consolidated Fuel Price Excluding Hedges	$3.21 / Gallon		$3.21 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.27 / Gallon		$3.27 / Gallon

Non-Operating Expense ($M)	$200 — $220		$770 — $830

Income Taxes
Income Tax Rate	0%		0%

Capital Expenditures ($M)
Gross Capital Expenditures ex Net Purchase Deposits	$410		$2,335
Net Capital Expenditures ex Net Purchase Deposits	$275		$1,250
Net Purchase Deposits	$19		($70)

Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations	$0.4		$1.3

1.	Excludes special charges.

Company Outlook

Fuel Hedge Positions by Quarter

As of Jan. 18, 2012, the Company had hedged approximately 42% of its expected first half of 2012 consolidated fuel consumption; further details are as follows:

		1Q 2012			2Q 2012			3Q 2012
		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Call Options	($/bbl)	2%	$99.40		—			—
Heating Oil Call Options	($/gal)	15%	3.23		12%	3.20		—
Jet Fuel Call Options	($/gal)	—			—			1%	3.13
Brent Crude Collars	($/bbl)	1%	115	83	2%	115	81	11%	115	80
Heating Oil Collars	($/gal)	22%	3.17	2.57	22%	3.08	2.46	2%	3.10	2.35
Jet Fuel Collars	($/gal)	—			—			10%	3.10	2.35
Diesel Fuel Collars	($/gal)	—			—			2%	3.00	2.35
WTI Crude Oil Swaps	($/bbl)	2%	94.43		—			—
Heating Oil Swaps	($/gal)	1%	2.93		—			—
Jet Fuel Swaps	($/gal)	5%	2.90		—			—

Total		48%			36%			26%

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Jan. 18, 2012:

Crude Oil Price*	Cash Settled Hedge Impact	1Q12	2Q12	3Q12	4Q12	FY12
$115 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.46	$3.54	$3.56	$3.53	$3.52
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.03)	($0.04)	($0.08)	($0.06)	($0.05)
$110 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.37	$3.42	$3.44	$3.41	$3.41
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.01	$0.02	($0.02)	($0.01)	($0.00)
$105 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.28	$3.30	$3.32	$3.29	$3.30
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.04	$0.05	$0.02	$0.02	$0.03
$101.19 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.21	$3.21	$3.23	$3.20	$3.21
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.05	$0.05	$0.03	$0.03	$0.04
$95 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.10	$3.07	$3.08	$3.06	$3.07
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.06	$0.05	$0.03	$0.03	$0.04
$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.01	$2.95	$2.96	$2.94	$2.96
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.07	$0.05	$0.03	$0.03	$0.05
$85 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.91	$2.83	$2.84	$2.82	$2.85
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.08	$0.05	$0.03	$0.03	$0.05
$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.82	$2.71	$2.72	$2.70	$2.74
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.10	$0.06	$0.03	$0.03	$0.05
$75 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.73	$2.59	$2.60	$2.58	$2.62
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.12	$0.07	$0.03	$0.03	$0.06
$70 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.64	$2.47	$2.49	$2.46	$2.51
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.14	$0.10	$0.04	$0.03	$0.08

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Jan. 18, 2012 forward prices and a parallel crude forward price curve consistent with Jan. 18, 2012 forward prices. Row headings refer to illustrative spot closing prices on Jan. 18, 2012.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Company Outlook

Fleet Plan

As of Jan. 26, 2012, the Company’s fleet plan, including aircraft operated by the Company or on the Company’s behalf under a capacity purchase agreement is as follows:

	Mainline Aircraft
	YE 2011	1Q 2012 Δ	2Q 2012 Δ	3Q 2012 Δ	4Q 2012 Δ	YE 2012	FY YOY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	—	—	—	2	3	5	5
B767-200/300/400	59	—	(3)	—	(2)	54	(5)
B757-200/300	155	—	—	(1)	(4)	150	(5)
B737-500/700/800/900	238	(4)	5	(3)	2	238	—
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	701	(4)	2	(2)	(1)	696	(5)

	Regional Aircraft
	YE 2011	1Q 2012 Δ	2Q 2012 Δ	3Q 2012 Δ	4Q 2012 Δ	YE 2012	FY YOY Δ
Q400	30	—	—	—	—	30	—
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	263	(3)	(1)	(1)	3	261	(2)
CRJ200	79	(4)	—	—	—	75	(4)

CRJ700	115	—	—	—	(5)	110	(5)
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	555	(7)	(1)	(1)	(2)	544	(11)

Total Aircraft	1,256	(11)	1	(3)	(3)	1,240	(16)

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	1Q 2012 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	330	330	$—
$1 million - $36 million	330	331	—
$37 million - $61 million	330	371	4
$62 million - $111 million	330	383	7
$112 million - $297 million	330	388	8
$298 million or greater	330	392	11

	Full Year 2012 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million - $145 million	331	332	—
$146 million - $248 million	331	372	17
$249 million - $447 million	331	384	26
$448 million - $1,195 million	331	389	32
$1,196 million or greater	331	393	46

Passenger Revenue Reclassification

In the fourth quarter or 2011, the Company reclassified revenue associated with mileage redemption activity for non-air travel awards from Passenger Revenue to Other Revenue. This change was made retrospectively and 2010 and 2011 results were restated to reflect the reclassification. The adjustment to prior periods is below:

	2010					2011
($ millions)	1Q	2Q	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Passenger Revenue
Mainline	($35)	($25)	($25)	($32)	($117)	($55)	($30)	($28)	($24)	($137)
Regional	(8)	(5)	(6)	(8)	(27)	(14)	(7)	(7)	(6)	(34)

Consolidated	($43)	($30)	($31)	($40)	($144)	($69)	($37)	($35)	($30)	($171)

Other Revenue
Other Operating Revenue	$43	$30	$31	$40	$144	$69	$37	$35	$30	$171
Total Revenue	—	—	—	—	—	—	—	—	—	—

Updated financial statements are available for download at www.united.com/ir on the Pro-Forma Financials page under Investor Resources.

Non-GAAP to GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

	Estimated 1Q 2012		Estimated FY 2012
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	13.79	13.88	13.59	13.67
Special Items and other exclusions (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Items (b)	13.79	13.88	13.59	13.67
Less: Ancillary Business Expense	0.13	0.13	0.15	0.15

Mainline CASM Excluding Profit Sharing, Special Items & Ancillary Business Expense (b)	13.66	13.75	13.44	13.52
Less: Fuel Expense (c)	4.91	4.91	4.94	4.94

Mainline CASM Excluding Profit Sharing, Ancillary Business Expense, Fuel & Special Items (b)	8.75	8.84	8.50	8.58

Regional Unit Cost (¢/ASM)	Low	High	Low	High
Regional CASM	19.31	19.40	18.70	18.86
Less: Fuel Expense	7.69	7.69	7.44	7.44

Regional CASM Excluding Fuel	11.62	11.71	11.26	11.42

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	14.51	14.60	14.26	14.35
Special Items and other exclusions (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Items (b)	14.51	14.60	14.26	14.35
Less: Ancillary Business Expense	0.11	0.11	0.13	0.13

Consolidated CASM Excluding Profit Sharing, Ancillary Business Expense & Special Items (b)	14.40	14.49	14.13	14.22
Less: Fuel Expense (c)	5.28	5.28	5.27	5.27

Consolidated CASM Excluding Profit Sharing, Ancillary Business Expense, Fuel & Special Items (b)	9.12	9.21	8.86	8.95

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.

(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.

(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com